Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Global Payments Inc. (the “Company”) on Form 10-K for the period ended May 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Paul R. Garcia, Chief Executive Officer of the Company, and Joseph C. Hyde, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PAUL R. GARCIA	/s/ JOSEPH C. HYDE
Paul R. Garcia	Joseph C. Hyde
Chief Executive Officer	Chief Financial Officer
Global Payments Inc.	Global Payments Inc.
July 30, 2007	July 30, 2007

A signed original of this written statement required by Section 906 has been provided to Global Payments Inc. and will be retained by Global Payments Inc. and furnished to the Securities and Exchange Commission upon request.